Exhibit 5.1

Baker & McKenzie LLP Two Embarcadero Center, 11th Floor San Francisco, CA 94111-3802, USA Tel: +1 415 576 3000 Fax: +1 415 576 3099 www.bakermckenzie.com
Asia
Pacific
Bangkok
Beijing	October 29, 2010
Hanoi

Ho Chi Minh City

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Manila

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Singapore

Sydney

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Europe &
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Berlin

Brussels

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Frankfurt / Main

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Tijuana

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Valencia

Washington, DC

PLX Technology, Inc.

870 Maude Avenue

Sunnyvale, CA 94085

Ladies and Gentlemen:

At your request, we have examined the registration statement on Form S-3 filed by PLX Technology, Inc., a Delaware corporation (the “Company”), with the Securities and Exchange Commission in October 2010 (the “Registration Statement”), relating to the registration under the Securities Act of 1933, as amended, of the resale by the holders thereof of 7,399,980 shares of the Company’s common stock, $0.001 par value per share (the “Common Stock”), issued as consideration for the Company’s acquisition of Teranetics, Inc., a Delaware corporation (“Teranetics”), consummated pursuant to an Agreement and Plan of Merger dated as of September 23, 2010, by and among the Company, Tunisia Acquisition Sub, Inc., a Delaware corporation, Teranetics and Nersi Nazari, as the stockholder representative (the “Merger Agreement”).  The Common Stock is being offered by certain selling stockholders specified in the Registration Statement (the “Selling Stockholders”).

As counsel to the Company, we have examined the proceedings taken by the Company and the Selling Stockholders in connection with the registration, offer and sale of the Common Stock. It is our opinion that the shares of Common Stock that have been issued to the stockholders of Teranetics pursuant to the Merger Agreement have been legally and validly issued and are fully paid and nonassessable.

We consent to the use of this opinion as an exhibit to the Registration Statement and further consent to all references to us in the Registration Statement, the prospectus constituting a part thereof and any amendments thereto.

Very truly yours,

/s/ Baker & McKenzie LLP

BAKER & McKENZIE LLP

Baker & McKenzie LLP is a member of Baker & McKenzie International, a Swiss Verein.